INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Great Wall Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of Amendment
No. 2 to the Registration Statement on Form S-1 of our report dated February 20,
2004, on the financial statements of Great Wall Acquisition Corporation as of
December 31, 2003 and for the period from August 20, 2003 (date of inception) to
December 31, 2003, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 20, 2004